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           FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA
        OCT 14 1994                ARTICLES OF INCORPORATION
          16156-94                            of
CHERYL A. LAU SECRETARY OF STATE      American Group, Inc.

Know all men by these present;

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010. to Nevada Revised Statues 78.090 inclusive, as amended, and certify that;

1.    The name of this corporation is:

                              American Group, Inc.

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.


3.    The nature of the business is to engage in any lawful activity.


4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be no less than 1. The Directors of this corporation need not be stockholders. The first Board of Directors is:
      Samuel J. Incorvia, whose address is 3965 S. Maryland Parkway, Suite 155, Las Vegas, NV 89119.

6.    This corporation shall have perpetual existence.


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  7.  This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

  8.  The resident agent of this Corporation shall be Samuel J. Incorvia, 3965
      S. Maryland Parkway, Suite 155, Las Vegas, NV 89119.

  9. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

 10. No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of
      Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

 11. Except to the extent limited or denied by Nevada Revised Statutes 78.265 Shareholders have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares, of this corporation.

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I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 14 day of Oct., 1994.


                                            /s/ Samuel J. Incorvia
                                            -----------------------------------
                                            Samuel J. Incorvia
                                            3965 S. Maryland Parkway, Suite 155
                                            Las Vegas, NV 89119
 State of NEVADA    )
                    )ss
 County of CLARK    )

On 10-14-94, personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.



                                           /s/ Netta Girard
                                           -----------------------------------
                                           Signature

                                                       NETTA GIRARD
                                                       Notary Public
                                                     State of Nevada
                                                       Clark County
                                           My Appointment Expires Nov. 5, 1997

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             FILED
     IN THE OFFICE OF THE
      SECRETARY  OF STATE
            OF THE
        STATE OF NEVADA
          OCT 14 1994

CHERYL A. LAU SECRETARY OF STATE

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                                BY RESIDENT AGENT

In the matter of American Group, Inc., I, Samuel J. Incorvia, with address at:
3965 S. Maryland Parkway, Suite 155, City of LAS VEGAS, County of CLARK, State of NEVADA 89119, hereby accept appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this State is located at 3965 S. Maryland Parkway, Suite 155, City of LAS VEGAS, County of CLARK, State of NEVADA 89119.

IN WITNESS WHEREOF, I have hereunto set my hand this 14 day of Oct., 1994.




                                                    /s/ Samuel J. Incorvia
                                                    ---------------------------
                                                    RESIDENT AGENT




     NRS 78.090 Except any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may wither a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state... The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.